Exhibit 10.36

                        MEMORANDUM OF UNDERSTANDING (MOU)
                                    VALENTINE


                               PROJECT DESCRIPTION


ACI Telecentrics, Inc., a national outbound telemarketing firm, has chosen three
(3) communities in Nebraska for their next major expansion. The three (3) communities selected are Chadron, Ogallala and Valentine, Nebraska. ACI started about ten years ago by two close friends, Gary Cohen and Rick Diamond. ACI currently has 5 telemarketing call centers located in Minnesota, North Dakota and South Dakota. ACI has successfully opened and operated these call centers using various forms of economic development grants offered by the local communities and states. ACI is a public company traded on the NASDAQ exchange under the symbol ACIT. ACI's project involves the creation of 3 telemarketing call centers: one in Chadron with 48 seats, one in Ogallala with 48 seats and one in Valentine with 48 seats. In general, it plans to keep these call centers available for Monday through Saturday 8:30 a.m. to 4:30 p.m. day shifts and Monday through Friday 5:00 p.m. to 9:00 p.m. night shifts for such sixty (60) months (except holidays).

            BUSINESS:        ACI Telecentrics, Inc., 3100 West Lake Street,
                                   Suite 300
                             Minneapolis, MN  55416-4510     ("ACI")

            DED:             Nebraska Department of Economic Development.

            PRIMARY LENDER:  ACI themselves or a conventional lease company to be determined.

            CITIES:          Chadron,  Ogallala, and Valentine Nebraska.

            OTHER: Keith County Economic Development Corporation and Nebraska Northwest Development Corporation, Valentine's Development Corporation


                           TERMS AND CONDITIONS (LOAN)

AMOUNT OF CDBG LOAN PROCEEDS:  The amount to be loaned to ACI will be:

Chadron: $300,000 Performance based. Chadron's 50% portion will be coming from their current reuse funds.


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Valentine: $200,000 Performance based. Valentine's 50% portion will be coming from their current reuse funds or other local sources.

Ogallala: $200,000 Performance based. Ogallala's 50% portion will be coming from other sources.

            The other 50% portion for all communities will come from the State. An additional $15,000 ($5,000 per community) is reserved for the audit and administration costs. The total state award will be $100,000 Ogallala, $100,000 Valentine, $150,000 Chadron, and $15,000 Audit and Administrative costs.

USE OF LOAN PROCEEDS: All proceeds will be used for either new equipment purchases or working capital.

INTEREST RATE AND LOAN TERMS:  The loan will be Performance based.

LEASE: ACI will negotiate triple net leases (all Cities) with an initial term of no less than ten (10) years.

VALENTINE will provide the following facility for lease as follows:

(i) The owner of the following property will lease (pursuant to a lease agreement to be executed) to ACI the land and building they own that is located at __________________
            ________________________________________ in Valentine.

(ii) The owner of such property will remodel such building in accordance with the specifications set forth in an agreement to be signed by ACI and such owner.

(iii) ACI will lease such land and remodeled building from such owner for a monthly rental of $3,500, triple net, for a period of 10 years.

(iv) ACI may terminate the lease only as specifically provided for in lease agreement.

(v) Such remodeled facility shall be completed and available for occupancy by ACI by _______________, 1997.


As to facilities to be leased by ACI, ACI can select the general contractor and the bidding process, with the intent to use local labor if competitively available.

COLLATERAL SECURITY: The loan will be secured by the equipment purchased with the Loan Proceeds.

PERFORMANCE BASE CONDITION: ACI will meet the following performance based requirements:

1. Assuming approval of the incentives under this MOU by May 20, 1997, and that the facilities are available on time, ACI will establish and open by April 30, 1998 three (3) telemarketing call centers: one in Chadron with 48 seats, one in Ogallala with 48 seats and one in Valentine with 48 seats. The parties will use their best efforts to open all 3 call centers no later than April 30, 1998.

2. It will keep these 3 call centers staffed with its usual facility manager and supervisory staff for a minimum of sixty (60) months from the date each opens.

3. It will make available sufficient employment positions to fully staff such call centers for such period of time, however, it does not guarantee that such call centers will attain or remain fully staffed, because the availability of labor and change in business conditions and demand for services could adversely affect ACI's ability to establish or to maintain fully staffed call centers. Therefore, the failure to actually achieve or maintain such employment to fully staff such call centers will not constitute a failure to meet the performance based criteria.

4. It will guarantee that for such sixty (60) month period of time that it will attain and maintain the call centers to at least fifty percent (50%) capacity. This guarantee shall exist notwithstanding a change in regular business conditions or demand for services. This guarantee shall not exist if ACI's inability to perform or default shall have been caused by an event or events beyond the control and without the fault of ACI, including (without limitation) acts of Government, embargoes, fire, flood, explosions, acts of God or a public enemy, strikes, labor disputes, vandalism, civil riots or commotions, or the inability to procure necessary raw materials, supplies or equipment. This guarantee shall not exist to the extent the employment positions are not attained or maintained due to the unavailability of sufficient qualified personnel at the prevailing wage. The determination of whether this guarantee has been met shall be done in the following manner:

            (a) ACI will attain and maintain for such sixty (60) months 24 FTE's in Chadron, 24 FTE's in Ogallala and 24 FTE's in Valentine.

            (b) An FTE shall mean 2,080 hours of paid employment over 365 days. For example, 2 persons working 1,040 hours each over 365 days is one (1) FTE. One (1) person working 2,600 hours over 365 days is 1.25 FTE's.

            (c) The amount of FTEs may be measured and reviewed at least annually. The final determination of FTE's shall be made at the end of such sixty (60) months and shall be based on whether over such entire period ACI provided such minimums. For example, if at the end of such sixty (60) months, ACI paid for 249,600 hours of work in Chadron (24 x 2,080 x 5 years), 249,600 hours of work in Ogallala, and 249,600 hours of work in Valentine (24 x 2,080 x 5 years), then ACI will


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                        have met the guarantee, regardless of when during such
                        sixty (60) months the hours were worked. Paid vacation or other paid times off will be included as hours worked in the FTE calculations. ACI will report to DED the employment numbers quarterly.

            (d) If the guarantee is met as to any call center, then the performance based condition shall be considered met for that City and for purposes of the Loan Proceeds that relate to that City (whether the Loan Proceeds were from State or local sources). The failure to meet the guarantee in one or two Cities shall not affect whether it is met in one or two other Cities.

            (e) ACI will pay a beginning hourly wage of no less than $6.00 per hour and an average hourly wage of no less than $7.25 per hour (including commissions) for employees who have completed at least 2,080 paid hours of service with ACI.

            (f) ACI will provide quality employment benefits in Nebraska, as determined by ACI, with a probationary period of no more than 90 days. The employment benefits will include at least group health insurance 80% paid by ACI for all full-time employees. The employment benefits for salaried employees will contain additional benefits. All employees will be eligible for the stock purchase plan.

            (g) At least fifty-one percent (51%) of the positions will be made available to the LMI (low to moderate income) category of individuals (as defined below). ACI shall not be considered to be in breach of this condition if insufficient qualified LMI personnel are available.

5. If ACI meets the performance based requirements, the Loan Proceeds will be forgiven pro rata at least annually based on DED verification of ACI's performance to such time. No interest will be paid during such time and no interest will be due if the performance based requirement is met. If the performance based requirements are not met, then up to the entire Loan Proceeds will be due and payable at the end of such sixty (60) month period, with interest accrued at eight percent (8%) per annum on the due and payable portion from the date the Loan Proceeds were first disbursed to or for ACI. The portion of the Loan Proceeds to be forgiven will be zero if either of requirements 1 through 3 above are not met. The portion of the Loan Proceeds to be forgiven if requirement 4 above is not fully met will be that percentage that the requirement was met as to each such City. For example, if the requirement is fully met in Chadron and Ogallala, but in Valentine only 149,760 hours were paid for, then all of the Chadron and Ogallala portion of the Loan Proceeds shall be forgiven, but only 60% (149,760 / 249,600) of the Valentine portion shall be forgiven.

GUARANTORS:  ACI will be the obligor on the loan.


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SOURCES AND USES OF FUNDS:

 Uses of                                ACI and/or         Chadron
   Funds                   CDBG           Lender          City Reuse           Ogallala         Valentine               Total
   -----                 ---------      -----------      -------------        -----------      ------------          -----------
Equipment                 $125,000         $200,000          $  75,000          $  50,000       $                    $   450,000
Equipment or
Working Cap                100,000                                                                  100,000              200,000
Working Cap                125,000          200,000             75,000             50,000                                450,000
CDBG Admin                  15,000                                                                                        15,000
                         ---------      -----------      -------------        -----------      ------------          -----------
  TOTAL                   $365,000         $400,000           $150,000           $100,000          $100,000           $1,115,000


SUPPORT FUNDING: DED reserves the option to provide additional funds to any city if their matching funds source is depleted. These funds will be repaid directly to DED by respective city. The source of repayment would normally come from local CDBG (ED) program income. The only acceptable cause of this depletion shall be the city's local funding of eligible CDBG (ED) projects prior to disbursement or drawdown of ACI's funds.

CITY REUSE: The Cities reuse funds are being committed to this project, and being disbursed primarily as Performance based loans.

LENDER CONDITIONS:

TITLE INSURANCE:  As needed per ACI's requirements, if any.

FLOOD INSURANCE:  As needed per Cities requirements, if any.

LIABILITY INSURANCE: The Cities and DED will be listed as co-loss payees and additional insurers under ACI's casualty insurance policy on the equipment purchased with the Loan Proceeds.

PERFORMANCE LMI TARGETS: ACI shall use the Nebraska Job Service for their recruiting of new employees to assist in the documentation of first consideration being given to low and moderate income persons.

LMI individuals are defined as multi or single person families having incomes equal to or less than income limits for their resident county(s). Income limits are published in the CDBG Application Guidelines as well as other statewide and federal guidelines. These income limits are based on the HUD estimates of median family income for Fiscal Year 1996. As required by statute, the definition of low income family is based on 80% of the median income for the area, with adjustments for smaller and larger families, and the very low-income family income limits are based on 50% of the median with adjustments for family size. The 1987 HUD Act provision established minimum income limit standards based on the State non-metropolitan median family income level. This provision increases income limits for many non-metropolitan counties.

CONDITIONS PRECEDENT TO DRAWDOWN OF CDBG LOAN FUNDS:

The Cities must submit the following prior to drawdown of CDBG funds:

            1. The CDBG funds shall not be disbursed prior to Primary Lender's or ACI's, but may be drawn simultaneously.

            2. The Cities must submit documentation that all program income from all previously awarded CDBG Awards, (if any), has been disbursed for this project. No new CDBG funds will be drawn by the Cities from DED until the expenditure of these funds is documented by the Cities and confirmed by DED.

            3. Compliance with environmental checklist.

            4. Notification that no CDBG funds will be used during the remodeling or construction phase. The CDBG funds can only be used as indicated.

            5. Copies of Cities executed loan closing documents.

            6. Signing of the ED Contract between the Cities and DED.

                               GENERAL CONDITIONS

FINANCIAL REPORTING: ACI will furnish to the Cities and DED annual audited financial statements including a balance sheet and income statement, within 120 days after the close of each fiscal year end (or within 30 days after such statements are available, if later).

NO MATERIAL CHANGE: The CDBG Loan, the financial information of ACI and all other features of the transaction will be represented in the application without material adverse change.

DUE ON SALE: The total award(s) will be due and payable upon the sale and transfer of the assets acquired with CDBG funds or upon the sale or transfer of ACI from the present owners to others, unless otherwise approved in writing by DED and the City. Said approval will not be unreasonably withheld.

LOCATION OF PROJECT: ACI will agree to keep such call centers in Chadron, Ogallala, and Valentine, Nebraska for such sixty (60) months and shall further agree to not move or relocate these 3 call centers to any other Nebraska community or out of state for such sixty (60) months without obtaining the prior written approval and consent of the Cities and DED. If a move is transacted, DED or the Cities have the option to make full demand on all awarded CDBG funds. The DED will use its best efforts to find ACI within the next 24 months another suitable location for a fourth call center so as to enable ACI to meet the employment and investment levels of LB775, Nebraska's Employment and Investment Growth Act. This fourth call center is not a requirement that ACI must meet under this MOU.

WARRANTY OF REPRESENTATION: The Cities and ACI shall warrant that the CDBG proceeds will be used as set forth in the MOU and that the information and warranties contained in the application including the above LMI commitment, listing by job title of those to be created; a justification for the number of jobs to be created, a commitment that training will be provided for jobs created requiring special skills or education and a description of the first consideration process is accurate and will be, or has been, fulfilled by ACI.

PERFORMANCE REVIEW: The Cities are required to periodically review ACI's performance in obtaining job creation goals. ACI is required to have each new employee complete an Employee Certification Form. This form establishes the LMI status, race, gender and handicap status of each employee. From this form ACI and the Cities must complete Quarterly Job Creation forms. These reports must be forwarded to the City and DED for review on a quarterly basis.

LOAN DOCUMENTATION & COSTS: ACI will be required to prepare all loan closing documents, subject to the Cities and DED's approval, which all parties will use their best efforts to complete within 15 days prior to scheduled loan closing date. All documents submitted to DED by ACI or the Cities must be certified by the Cities Attorney as copies of the original. Each party will pay their own costs, expenses and legal fees. The loan closing documents shall include: LOAN AGREEMENT, PROMISSORY NOTE, GENERAL SECURITY AGREEMENT, UCC FINANCING STATEMENT, LEASE, ASSIGNMENT OF LEASE, and any other agreed upon necessary document.

PUBLIC ANNOUNCEMENTS: Any public announcement of this project will first be coordinated with all parties to this MOU and NPPD and will be subject to ACI's prior approval.

                               OTHER STIPULATIONS

CONTINGENT APPROVAL: All the terms and conditions herein contained are contingent upon the following factors:

            1. The signing of this MOU prior to DED's Project Review Team favorable recommendation.

            2. ACI cannot pay for the equipment to be acquired with the funds covered under this MOU prior to receipt of the Notice of Approval letter.

IN WITNESS WHEREOF, the parties to this MOU have affixed their signatures on the date specified below.




____________________________________________    ________________________________
Business Official or Designee                   Valentine Chief Elected Official
                                                or Designee
____________________________________________    ________________________________
Title                                           Title

____________________________________________    ________________________________
Date                                            Date



____________________________________________    ________________________________
DED Official or Designee                        Lender Official or Designee

____________________________________________    ________________________________
Title                                           Title

____________________________________________    ________________________________
Date                                            Date



____________________________________________
Valentine Development Corporation
Official or Designee

____________________________________________
Title

____________________________________________
Date